Exhibit 10.6

MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND

FIXTURE FILING

(Hennepin County, Minnesota)

MADE BY

WELLS VAF – 6000 NATHAN LANE, LLC,

a Delaware limited liability company

as “Mortgagor”

to

NXT CAPITAL, LLC,

a Delaware limited liability company

as “Lender”

This instrument was prepared with the assistance of an attorney licensed in Minnesota, and after recording should be returned to:

Sarah J. Risken, Esq.

Goldberg Kohn Ltd.

55 East Monroe Street, Suite 3300

Chicago, Illinois 60603

(312) 201-4000

THIS MORTGAGE SECURES THE FOLLOWING: (I) A TERM LOAN EVIDENCED BY A NOTE PAYABLE TO THE ORDER OF THE LENDER IN THE AGGREGATE PRINCIPAL AMOUNT OF $30,000,000; and (II) ALL OF THE OTHER “SECURED OBLIGATIONS” AS DEFINED HEREIN; PROVIDED THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A PRINCIPAL DEBT AMOUNT OF $20,000,000, TOGETHER WITH SUCH ADDITIONAL AMOUNTS AS MAY BE ADVANCED OR OWING TO LENDER AND FOR WHICH NO MORTGAGE REGISTRATION TAX IS PAYABLE UNDER MINNESOTA STATUTES CHAPTER 287 OR FOR WHICH SUCH TAX HAS BEEN PAID AS REQUIRED BY LAW.

MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND

FIXTURE FILING

Project Commonly Known As

“6000 Nathan Lane, Minneapolis, Minnesota”

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, modified, restated, extended, waived, supplemented or replaced from time to time, this “Mortgage”) is made as of December 17, 2010, by WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Mortgagor”), whose address is c/o Wells Mid-Horizon Value Added Fund I, LLC, 6200 The Corners Parkway, Norcross, GA 30092, in favor of NXT CAPITAL, LLC, a Delaware limited liability company, its successors and assigns (collectively, “Lender”), whose address is 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606.

RECITALS

Lender has agreed, subject to the terms and conditions of that certain Loan Agreement of even date herewith, executed by and among Mortgagor, Wells VAF – Parkway at Oak Hill, LLC (“Parkway”), and Wells VAF – 330 Commerce Street, LLC (“Commerce”, and together with Parkway and Mortgagor, collectively, jointly and severally, “Borrowers” and each individually, a “Borrower”) and Lender (as amended, modified, restated, extended, waived, supplemented or replaced from time to time, the “Loan Agreement”), to make a loan (the “Loan”) to Borrowers. The Loan is evidenced by that certain Promissory Note of even date herewith in the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (which note, together with all notes issued in substitution or exchange therefor and all amendments, modifications, restatements and renewals thereof or thereto, is hereinafter referred to as the “Note”), providing for monthly payments as set forth in the Note, with the balance thereof, due and payable on December 16, 2013 (said date, any later date to which the maturity date may be extended in accordance with the Loan Agreement, or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise is hereinafter called the “Maturity Date”). The terms and provisions of the Loan Agreement and Note are hereby incorporated by reference in this Mortgage. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

This Mortgage is to secure the following obligations of Borrowers whether now owing or hereafter incurred (collectively, the “Secured Obligations”): (i) the payment of the Note, together with all interest, premiums, the “Exit Fee” and the “Minimum Interest Recovery” (as each term is defined in the Loan Agreement), and other amounts, if any, due in accordance with the terms of the Note and the other Loan Documents, as well as the payment of any additional indebtedness accruing to Lender on account of any future payments, advances or expenditures made by Lender pursuant to the Note, the Loan

Agreement or this Mortgage or any of the other Loan Documents or otherwise in connection with the Loan together with interest thereon (all payment obligations are hereinafter referred to as the “Indebtedness”) and (ii) the performance of all other Obligations and covenants of Borrowers under the Loan Documents.

1.	Grant and Secured Obligations.

1.1.      Grant.  For the purpose of securing payment and performance of the Secured Obligations, Mortgagor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages, assigns, pledges, warrants and transfers to Lender, with power of sale and with right of entry and possession, a lien and security interest in all right, title and interest, which Mortgagor now has or may later acquire, in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

   (a)      The real property described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Premises”); together with

   (b)      All buildings, structures, improvements and fixtures now or in the future located or to be constructed on the Premises (the “Improvements”); together with

   (c)      All existing and future appurtenances, privileges, rights-of-way, franchises and tenements of the Premises, including all mineral rights, oil, gas, and associated substances, and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

   (d)      All existing and future Leases, subleases, subtenancies, licenses, occupancy agreements and concessions (“Leases”) relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such Leases and all rents, income, revenues, prepayments, security deposits, tax, insurance and replacement reserve deposits, receipts, termination, cancellation, and option payments, royalties, profits, issues, service reimbursements, fees, accounts receivables, and revenues from the Premises and/or Improvements from time to time accruing under the Leases (the “Rents”); together with

   (e)      All goods, materials, supplies, work in process, chattels, furniture, fixtures, equipment, appliances, machinery and other personal property of any kind, now or later to be attached to, incorporated into, placed in, on or about, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage; together with

   (f)      All of Mortgagor’s interest in and to all operating accounts, the Loan funds, whether disbursed or not, all reserves set forth in the Budget, the Holdback, the Interest Reserve, the Replacement Reserve and any other monies on deposit with or for the benefit of Lender, including deposits for the payment of real estate taxes and insurance, any cash collateral account, and any bank accounts of Mortgagor, including without limitation, the Blocked Accounts, including all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held in or in transit to any account; together with

   (g)      All claims, demands, judgments, insurance policies, insurance proceeds, refunds, reserves, accounts receivable, cost savings, deposits, rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Premises or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Premises, Improvements or appurtenances thereto or any part thereof, or (iii) the ownership or operation of the Property; together with

   (h)      To the extent assignable, all management contracts, permits, licenses, applications, approvals, plans, specifications and drawings, contracts, purchase and sale agreements, contracts for deed, purchase options, entitlements, soil test reports, other reports of examination or analysis of the Premises or the Improvements, development rights and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Premises, Improvements and/or Leases, including building permits, environmental certificates, certificates of operation, warranties and guaranties; together with

   (i)      All of the following types of collateral, as defined in the Uniform Commercial Code as in effect from time to time in the State of Tennessee (the “Code”): accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, goods, equipment, investment property, deposit accounts, letter of credit rights, commercial tort claims, health care receivables and all books and records relating to the foregoing, provided that Mortgagor will cooperate with Lender in obtaining “control” as defined in the Code with respect to collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper; but expressly excluding any right in or to, or the right to use the mark or name “Wells”, “Wells REIT”, “Wells Core Office”, “Wells REF” or any variant or logos thereof; together with

   (j)      All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

   (k)      All proceeds and products and renewals of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above; and together with

   (l)      Any and all after-acquired right, title or interest of Mortgagor in and to any property of the types described in the preceding granting clauses.

AND MORTGAGOR, for, itself, its successors and assigns, does covenant with the Lender, its successors and assigns, that it is lawfully seized of the Property and has good right to sell and convey the same; that the Property is free from all encumbrances except as may be further stated in this Mortgage or permitted pursuant to the Loan Agreement or the other Loan Documents; that Lender, its successors and assigns, shall quietly enjoy and possess the Property; and that Mortgagor will WARRANT AND DEFEND the title to the same against all lawful claims not specifically excepted in this Mortgage or the Loan Agreement.

TO HAVE AND TO HOLD the Mortgaged Property unto Lender and its successors and assigns forever.

PROVIDED, NEVERTHELESS, that if Mortgagor shall pay the principal balance of the Note in full, plus interest at the rate set forth in the Note, as the same changes from time to time and is adjusted in the manner set forth in the Note, on the unpaid principal balance, as computed in accordance with the terms and conditions of the Note, and any other sums due and owing under the Note, the Loan Agreement and all other Secured Obligations and shall also pay or cause to be paid all other sums, with interest thereon, as may be advanced by the Lender in accordance with this Mortgage either, to protect the lien of this Mortgage, or by way of additional loan, together with any extensions, renewals, modifications, and future advances of any of the foregoing or thereunder, and shall also keep and perform all and singular the covenants herein, required on the part of Mortgagor to be kept and performed, then this Mortgage shall be null and void, in which event the Lender will execute and deliver to Mortgagor in form suitable for recording a full satisfaction of this Mortgage; otherwise this Mortgage shall remain in full force and effect.

The Recitals and Exhibits to this Mortgage are hereby incorporated in this Mortgage. Capitalized terms used above and elsewhere in this Mortgage without definition have the meanings given them in the Loan Agreement.

1.2.      Obligations.

  (a)      Mortgagor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the “Obligations”) in any order of priority that Lender may choose:

(i)        Payment and performance of all obligations and covenants of Borrowers under the Loan Documents;

(ii)       Payment and performance of all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage;

(iii)      Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations; and

(iv)      Payment of any and all loan commissions, service charges, liquidated damages, Expenses and advances due to or incurred by Lender regardless of whether any Loan proceeds have been disbursed.

1.3.      All Persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.	Assignment of Leases and Rents.

2.1.      Assignment.  As additional security for repayment of the Indebtedness and performance of the Obligations, to the extent permitted by applicable law, Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Lender all Leases and Rents and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits. This is an absolute assignment, not an assignment for security only and shall continue in effect until the Indebtedness is paid in full and all Secured Obligations are fully satisfied, including without limitation, throughout the entire redemption period provided by applicable law following any foreclosure sale of all or any portion of the Property. Pursuant to this Mortgage, Lender shall be entitled to the appointment of a receiver as and when permitted under Section 6.3(b) below. Mortgagor hereby gives Lender the right to collect the Rents and apply them in payment of the principal, interest and all other sums payable under the Loan Documents.

2.2.      Grant of License.  Lender hereby confers upon Mortgagor a revocable license (“License”) to enforce the Leases and collect and retain the Rents as they become due and payable (excluding, however, any Lease termination, cancellation, option or similar payments, which Mortgagor agrees shall be deposited into the Guarantor Level Blocked Account in accordance with the Loan Agreement), which license shall terminate upon an Event of Default, as defined in Section 6.2 below, and notice from Lender to Mortgagor. If an Event of Default has occurred and is continuing, Lender shall have the right, which it may choose to exercise in its sole and absolute discretion and which it may exercise without taking possession of the Property, to terminate this License without regard to the adequacy of Lender’s security under this Mortgage.

2.3.      Leasing/Collection and Application of Rents.  Subject to the License granted to Mortgagor under Section 2.2 above and following an Event of Default, Lender has the right, power and authority to rent, lease, sublease, let or sublet all or any portion of the Property to any party or parties at such rental and upon such terms, as it in its discretion may determine, and to collect any and all Rents. Mortgagor hereby appoints Lender, which appointment is coupled with an interest, as its attorney-in-fact to perform any and all of the following acts, if and at the times when Lender in its sole discretion may so choose:

   (a)      Rent, lease, sublease, let or sublet all or any portion of the Mortgaged Property to any party or parties at such rental and upon such terms, as it in its discretion may determine, and seek enforcement of any Leases; or

   (b)      Demand, receive and enforce payment of any and all Rents; or

   (c)      Give receipts, releases and satisfactions for any and all Rents; or

   (d)      Sue either in the name of Mortgagor or in the name of Lender for any and all Rents.

Lender and Mortgagor agree that the mere recordation of the assignment granted herein entitles Lender immediately to exercise any of the rights described above upon the occurrence of an Event of Default, as defined in Section 6.2, without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Mortgagor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver. Further, Lender’s rights under this Mortgage to the Rents does not depend on whether or not Lender takes possession of the Property as permitted under Subsection 6.3(c). In Lender’s sole discretion, Lender may choose to collect Rents either with or without taking possession of the Property. Lender shall apply all Rents collected by it in the manner provided under Section 6.6. If an Event of Default occurs while Lender is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Mortgage, Lender and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law or in equity.

2.4.      Lender Not Responsible.  Under no circumstances shall Lender have any duty to produce Rents from the Property. Regardless of whether or not Lender, in person or by agent, takes actual possession of the Premises and Improvements, unless Lender agrees in writing to the contrary, Lender is not and shall not be deemed to be:

   (a)      A “mortgagee in possession” for any purpose; or

   (b)      Responsible for performing any of the obligations of the lessor under any lease; or

   (c)      Responsible for the control, care, management, or repair of the Property or any personal property or for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property;

   (d)      Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it; or

   (e)      Liable in any way for any injury or damage to any Person or property sustained by any Person or Persons, firm, or corporation in or about the Property.

2.5.      Additional Leasing Covenants.  Mortgagor shall comply with and observe Mortgagor’s obligations as landlord under all Leases and shall remain liable under the Leases. Mortgagor shall not lease the Property or any part of it except strictly in accordance with the terms of the Loan Agreement.

3.	Grant of Security Interest.

3.1.      Security Agreement.  The parties intend for this Mortgage to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Lender. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Mortgagor as debtor hereby grants Lender as secured party a security interest in all such Property (including, any replacement or substituted property) and Rents, to secure payment and performance of the Secured Obligations. This Mortgage constitutes a security agreement under the Code covering all such Property and Rents. Lender shall have all of the rights and remedies of a secured party under the Code, as well as all other rights and remedies available at law or in equity.

3.2.      Financing Statements.  Mortgagor shall execute documents as Lender may from time to time require to perfect or continue the perfection of Lender’s security interest in any Property or Rents. As provided in Section 5.7 below, Mortgagor shall pay all fees and costs that Lender may incur in filing this Mortgage (including any extensions, renewals and amendments thereof and reproductions of this Mortgage) and such other documents in public offices and in obtaining such record searches as Lender may reasonably require. Mortgagor hereby authorizes Lender to file all financing statements, refilings, amendments, renewals and continuations thereof as Lender deems necessary or advisable to create, preserve and protect such lien. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it. Mortgagor hereby authorizes Lender to file financing statements covering “all assets” or “all personal property” of Mortgagor, as debtor, as contemplated by Section 336.9-504 of the Code.

4.	Fixture Filing.

    This Mortgage constitutes a financing statement filed as a fixture filing under Article 9 of the Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Mortgagor, as debtor and record owner of the Premises, and Lender, as secured party, are as set forth in the preambles of this Mortgage and Mortgagor’s organizational identification number is set forth on the signature page of this Mortgage.

5.	Rights and Duties of the Parties.

5.1.      Representations and Warranties.  Mortgagor represents and warrants that:

   (a)      Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Leases and Rents; and

   (b)      This Mortgage creates a first and prior lien on the Property.

5.2.      Performance of Secured Obligations.   Mortgagor shall promptly pay and perform each Secured Obligation in accordance with its terms.

5.3.      Liens, Charges and Encumbrances.   Mortgagor shall immediately discharge any lien on the Property which Lender has not consented to in writing in accordance with the terms of Section 4.2(c) of the Loan Agreement.

5.4.      Damages and Insurance and Condemnation Proceeds.   In the event of any casualty or condemnation of the Property, the provisions of Article 7 of the Loan Agreement shall govern.

5.5.      Releases, Extensions, Modifications and Additional Security.   From time to time, Lender may perform any of the following acts without affecting the liability of Mortgagor or any other Person liable for the payment of the Secured Obligations, and without affecting the lien or charge of the Mortgage as security for the payment of the Secured Obligations, incurring any liability or giving notice to any Person:

   (a)      Release any Person liable for payment of any Secured Obligation;

   (b)      Waive or modify any provision of this Mortgage or the other Loan Documents or grant other indulgences, including, extending the time for payment, or otherwise altering the terms of payment, of any Secured Obligation;

   (c)      Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

   (d)      Alter, substitute or release any property securing the Secured Obligations;

   (e)      Consent to the making of any plat or map of the Property or any part of it;

   (f)      Join in granting any easement or creating any restriction affecting the Property;

   (g)      Join in any subordination or other agreement affecting this Mortgage or the lien of it; or

   (h)      Release the Property or any part of it.

5.6.      Release.  When all of the Secured Obligations have been paid in full and all fees and other sums owed by Mortgagor under Section 5.7 of this Mortgage and the other Loan Documents have been received, Lender shall release this Mortgage, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. Mortgagor shall pay any costs of preparation and recordation of such release.

5.7.      Compensation, Exculpation, Indemnification.

   (a)      Mortgagor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Lender when the law provides no maximum limit, for any services that Lender may render in connection with this Mortgage, including Lender’s providing a statement of the Secured Obligations or providing the release pursuant to Section 5.6 above. Mortgagor shall also pay or reimburse all of Lender’s out-of-pocket costs and expenses which may be incurred in rendering any such services. Mortgagor further agrees to pay or reimburse Lender for all out-of-pocket costs, expenses and other advances which may be incurred or made by Lender in any efforts to enforce any terms of this Mortgage or to protect the rights under this Mortgage or the other Loan Documents, including any rights or remedies afforded to Lender under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including reasonable attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.3(i) below) and any cost of evidence of title. If Lender chooses to dispose of Property through more than one Foreclosure Sale, Mortgagor shall pay all out-of-pocket costs, expenses or other advances that may be incurred or made by Lender in each of such Foreclosure Sales.

   (b)      Lender shall not be directly or indirectly liable to Mortgagor or any other Person as a consequence of any of the following:

  (i)      Lender’s exercise of or failure to exercise any rights, remedies or powers granted to Lender in this Mortgage;

   (ii)      Lender’s failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

   (iii)      Any loss sustained by Mortgagor or any third party resulting from Lender’s failure to lease the Property, or from any other act or omission of Lender in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Lender.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Lender.

(c)        Mortgagor agrees to indemnify, defend and hold Lender harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which it may suffer or incur in any way related to or arising out of:

   (i)       the operation or maintenance of the Projects;

   (ii)      any claims made by any third party against Lender in any manner relating to or arising out of any breach of representation or warranty, Default or Event of Default under any of the Loan Documents;

   (iii)      any Indemnified Party’s response to a subpoena or involvement in discovery, litigation, or similar matters that would not have occurred but for the Loan;

   (iv)      any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Projects, the Loan, the Indebtedness or the Loan Documents, or

   (v)       any claims made by any third party against Lender in any manner relating to or arising out of any other matter arising in connection with the Loan, any Borrower, Guarantor, any Environmental Indemnitor, any Lease, any Tenant, any Project or any Person claiming by or through any of the foregoing which may be asserted against, imposed on or incurred by an Indemnified Party in connection with the Indebtedness, the Loan, the Loan Documents, the Projects or any portion of any of the foregoing or the exercise by an Indemnified Party of rights or remedies granted to it under the Loan Documents or applicable Law.

Notwithstanding the immediately preceding sentence, no Indemnified Party shall be entitled to be indemnified against the gross negligence or willful misconduct of any Indemnified Party. Upon written request by an Indemnified Party, Borrowers will undertake, at their own costs and expense, on behalf of such Indemnified Party, using counsel reasonably satisfactory to the Indemnified Party, the defense of any legal action or proceeding whether or not such Indemnified Party shall be a party and for which such Indemnified Party is entitled to be indemnified pursuant to this Section 5.7(c). At Lender’s option, Lender may, at Mortgagor’s expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents. This agreement by Mortgagor to indemnify Lender shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Mortgage.

   (d)      Mortgagor shall perform all obligations to pay money arising under this Section 5.7 immediately upon demand by Lender. Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate.

5.8.      Defense and Notice of Claims and Actions.  At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Lender created under it, against all adverse claims. Mortgagor shall give Lender prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim. Lender may, at the expense of Mortgagor, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Lender in connection with or relating to any part of the Property or this Mortgage.

5.9.      Subrogation.  Lender shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Lender in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

6.	Accelerating Transfers, Default and Remedies.

6.1.      Accelerating Transfers.

   (a)      “Accelerating Transfer” means any Transfer not expressly permitted under Section 4.2(b) of the Loan Agreement.

   (b)      Mortgagor acknowledges that Lender is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Lender’s reliance, Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Lender’s express written consent to the particular transaction and transferee. Lender may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Lender in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Lender may invoke any rights and remedies provided by Section 6.3 of this Mortgage.

6.2.      Events of Default.  Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (some or all collectively, “Events of Default;” any one singly, an “Event of Default”).

   (a)      Failure of Mortgagor for a period of thirty (30) days after the earlier of (i) Mortgagor’s knowledge thereof and (ii) written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Mortgage or any of the other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then Mortgagor shall have an additional forty-five (45) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (A) Mortgagor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting seventy-five (75) day period from the date of Lender’s notice, and (B) the existence of such uncured default will not result in any Material Tenant under a Lease having the right to terminate such Lease due to such uncured default; and provided further that if a different notice or grace period is specified under Article 8 of the Loan Agreement (or elsewhere in this Mortgage or the Loan Agreement) in which such particular breach will become an Event of Default, the specific provision shall control;

   (b)      [Intentionally Deleted]; or

   (c)      An “Event of Default” occurs under the Loan Agreement or any other Loan Document.

6.3.      Remedies.  At any time after an Event of Default, Lender shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Lender at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

   (a)      Acceleration.  Lender may declare any or all of the Indebtedness and Secured Obligations to be due and payable immediately.

   (b)      Receiver.  Lender shall, as a matter of right pursuant to Minnesota statutes, Section 559.17 or other applicable law, without notice and without giving bond to Mortgagor or anyone claiming by, under or through Mortgagor, and without regard for the solvency or insolvency of Mortgagor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment. To the extent permitted by applicable law, such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Lender would have, upon entering and taking possession of the Property under subsection (c) below. Any Rents collected by the receiver shall be used and applied against the amounts and in the same priorities as are applicable to the Lender in Section 6.6 below. To the extent permitted by applicable law. Lender shall have the right, at any time and without limitation as provided in Minnesota Statutes, Section 582.03, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Property and sums so advanced, with interest at the rate set forth in the Note, shall be secured hereby, or if advanced during the period of redemption shall be a part of the sum required to be paid to redeem from the sale.

   (c)      Entry.  Lender, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, may exclude Mortgagor and its agents and employees wholly therefrom, and may also do any and all other things in connection with those actions that Lender may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include: taking and possessing all of Mortgagor’s or the then owner’s Books and Records and accounts; entering into, enforcing, modifying or canceling leases on such terms and conditions as Lender may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Lender; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Lender so requests, Mortgagor shall assemble all of the Property that has been removed from the Premises and make all of it available to Lender at the site of the Premises. Mortgagor hereby irrevocably constitutes and appoints Lender as Mortgagor’s attorney-in-fact to perform such acts and execute such documents as Lender in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments. If Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Lender, Lender or such receiver may obtain a judgment or decree conferring on Lender or such receiver, the right to immediate possession of the Property or requiring the delivery of the Property to Lender or such receiver, and Mortgagor specifically consents to the entry of such judgment or decree.

   (d)      Cure; Protection of Security.  Lender may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure or with respect to preventing a loss to Lender’s interest in the Property, Lender may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage, including, without limitation, completing construction of the improvements, if any, at the Property contemplated by the Loan Agreement. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Lender under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien against the Property;

obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; repairing, restoring or otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate Persons to assist Lender. Lender may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any Person. Any amounts disbursed by Lender under this Subsection 6.3(d) together with interest thereon at the Default Rate from the date of disbursement, shall be secured by this Mortgage and shall be due and payable on demand. Nothing contained in the Loan Documents shall require Lender to incur any expense or take any action hereunder.

   (e)      Uniform Commercial Code Remedies.  Lender may exercise any or all of the remedies granted to a secured party under the Code.

   (f)      Foreclosure; Lawsuits.  Lender shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof. Lender or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Lender’s successful bid shall be credited on the Secured Obligations. Without limiting the foregoing, Lender may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction. Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Mortgagor as a defense in any civil action instituted to collect (i) the Secured Obligations, or any part thereof or (ii) any deficiency remaining unpaid after foreclosure and sale of the Property. To the extent a notice of sale shall be required by law for the sale or disposition of the Personal Property, a reasonable authenticated notification of disposition shall be notification given at least ten (10) days’ prior to any such sale, provided however, that no notification need be given to Mortgagor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

   (g)      Other Remedies.  Lender may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Mortgagor or any other Person in favor of Lender in connection with the Secured Obligations or any part thereof, without prejudice to the right of Lender thereafter to enforce any appropriate remedy against Mortgagor. Lender shall have the right to pursue all remedies afforded to a mortgagee under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

(h)        Sale of Personal Property.  Lender shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

    (i)      For purposes of this power of sale, Lender may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Lender may dispose of any personal property, in any manner permitted by Article 9 of the Code, including any public or private sale, or in any manner permitted by any other applicable law.

    (ii)     In connection with any sale or other disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale: Lender shall mail written notice of the sale to Mortgagor not later than thirty (30) days prior to such sale. Lender will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Lender will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding the foregoing, Lender shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(i)          Single or Multiple Foreclosure Sales.  If the Property consists of more than one lot, parcel or item of property, Lender may:

    (i)      Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

    (ii)     Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lender may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” and any two or more, “Foreclosure Sales”).

If Lender chooses to have more than one Foreclosure Sale, Lender at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Lender may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

Lender and any receiver, or any of their agents or representatives, shall have no liability for any loss, damage, injury, cost or expenses resulting from any action or omission that was taken or omitted in good faith.

6.4.      Credit Bids.  At any Foreclosure Sale, any Person, including Mortgagor or Lender, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such Property, Lender may settle for the purchase price by crediting the sales price of the Property against the following obligations:

   (a)      First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Lender under Section 5.7 of this Mortgage; and

   (b)      Second, all other Secured Obligations in any order and proportions as Lender in its sole discretion may choose.

6.5.      Application of Foreclosure Sale Proceeds.  Lender shall apply the proceeds of any Foreclosure Sale in the following manner:

   (a)      First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to reimburse Lender under Section 5.7 of this Mortgage;

   (b)      Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Lender under the terms of this Mortgage which then remain unpaid;

   (c)      Third, to pay all other Secured Obligations in any order and proportions as Lender in its sole discretion may choose; and

   (d)      Fourth, to remit the remainder, if any, to the Person or Persons entitled to it.

6.6.      Application of Rents and Other Sums.  Notwithstanding anything to the contrary contained in this Mortgage, the Loan Agreement or any other Loan Documents, Lender shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Lender may receive or collect under Section 6.3 above, in the following manner (except as otherwise required by Minnesota Statutes, Section 559.17 or other applicable law):

   (a)      reasonable receiver’s fees;

   (b)      application of tenant security deposits as required by Minnesota Statutes, Section 504B.178;

 (c)       payment, when due, of prior or current real estate taxes or special assessments with respect to the Property, or the periodic escrow for the payment of the taxes or special assessments;

 (d)       payment, when due, of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of the premiums;

 (e)       payment for the keeping of the covenants required of a lessor or licensor pursuant to Minnesota Statutes, Section 504B.161, subdivision 1; and

 (f)       all expenses for normal maintenance of the Property;

provided, however, that nothing herein shall prohibit the right to reinstate pursuant to Minnesota Statutes, Section 580.30, or the right to redeem granted pursuant to Minnesota Statutes, Sections 580.23 and 581.10.

Any excess cash remaining after paying the expenses listed in clauses (a) through (f) above shall be applied to the payment of the Secured Obligations except as may be otherwise required by applicable law; provided that if the Property shall be foreclosed by the Lender and sold at a subsequent foreclosure sale, then:

    (i)      if the Property shall be purchased by the Lender at the foreclosure sale, the Rents shall first be applied to any deficiency amount arising from such sale and any remaining balance shall be retained by the Lender, provided further, that if the Property is redeemed by Mortgagor or any party that shall have the right to redeem, any amount remaining after the payment of the deficiency balance shall be applied as a credit against the amount required to be paid to effect a redemption and any remaining excess Rents shall be retained by Mortgagor or redeeming party, as applicable, and if the Property is not redeemed, any remaining excess Rents at the end of such redemption shall belong to the Lender, whether or not a deficiency exists; and

    (ii)     if the Property is not purchased by the Lender at the foreclosure sale, the Rents shall first be applied to any deficiency amount arising from such foreclosure sale, and the balance shall be retained by the purchaser, and if the Property shall be redeemed by Mortgagor or any other party entitled to redeem, any amount remaining after payment of the deficiency balance shall be applied as a credit against the amount required to be paid to effect a redemption with any remaining balance to be retained by Mortgagor, provided, if the Property is not redeemed, then at the end of such redemption any remaining excess Rents shall be paid first to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minnesota Statutes, Stat. Section 580.23 or Section 581.10, then to the Lender to the extent of any deficiency remaining unpaid and the balance, if any, to the purchaser.

Lender shall have no liability for any funds which it does not actually receive. To the extent permitted by applicable law, Mortgagor waives all claims, damages and demands against Lender arising out of the disposition, repossession or retention of the Property.

6.7.      Power of Sale.  In addition to any other remedies provided herein, upon the occurrence of any Event of Default, Lender may (and is hereby authorized and empowered by Mortgagor to) foreclose this mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Indebtedness with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees Mortgagor agrees to pay.

7.	Miscellaneous Provisions.

7.1.      Additional Provisions.  The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Lender and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

7.2.      No Waiver or Cure.  If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Lender or any receiver in the exercise of any other right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Lender of any tenancy, lease or option, or a subordination of the lien of this Mortgage.

   (a)      Lender, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.3.

   (b)      Lender collects and applies Rents as permitted under Sections 2.3 and 6.6 above, either with or without taking possession of all or any part of the Property.

   (c)      Lender receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Lender under Section 5.4 above.

   (d)      Lender makes a site visit, observes the Property and/or conducts tests as permitted under the Loan Agreement.

   (e)      Lender receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

   (f)      Lender or any receiver invokes any right or remedy provided under this Mortgage.

7.3.      Powers of Lender.

   (a)      If Lender performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.5 or Subsection 6.3(d) of this Mortgage, that act alone shall not release or change the personal liability of any Person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Lender grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Lender shall not be required to comply with any demand by the original Mortgagor that Lender refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

   (b)      Lender may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

   (c)      From time to time, Lender may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Mortgage. Lender may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

7.4.      Merger.  No merger shall occur as a result of Lender’s acquiring any other estate in or any other lien on the Property unless Lender consents to a merger in writing.

7.5.      Joint and Several Liability.  If Mortgagor consists of more than one Person, each shall be jointly and severally liable for the faithful performance of all of Mortgagor’s obligations under this Mortgage and the other Loan Documents.

7.6.      Applicable Law.  The creation, perfection and enforcement of the lien of this Mortgage shall be governed by the law of the State in which the Premises are located. Subject to the foregoing, in all other respects, this Mortgage shall be governed by the substantive laws of the State of Illinois.

7.7.      Waiver of Homestead and Redemption.  Mortgagor hereby waives all right of homestead exemption in the Property. Mortgagor hereby waives all right of redemption on behalf of Mortgagor and on behalf of all other Persons acquiring any interest or title in the

Property subsequent to the date of this Mortgage, except decree or judgment creditors of Mortgagor.

7.8.      Waiver of Statutory Rights.  To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every Person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

7.9.      Severability.  If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Lender may, at its option, declare all Secured Obligations immediately due and payable.

7.10.      Notice.  Notices shall be given under this Mortgage in conformity with the terms and conditions of the Loan Agreement and in conformity with applicable law.

7.11.      Future Advances.  This Mortgage is given to secure not only the existing Secured Obligations, but also future advances (whether such advances are obligatory or are made at the option of Lender, or otherwise) made by Lender under the Note or this Mortgage, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of Secured Obligations secured hereby may increase or decrease from time to time. This Mortgage shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

7.12.      WAIVER OF TRIAL BY JURY.  MORTGAGOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY, DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. MORTGAGOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS

RELATIONSHIP, THAT EACH OF THEM HAVE RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MORTGAGOR AND LENDER WARRANT AND REPRESENT THAT EACH HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.13.      Inconsistencies.  In the event of any inconsistency between this Mortgage and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid lien and security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling. The terms of the Loan Agreement are hereby incorporated herein and expressly made a part hereof by this reference.

7.14.      Further Assurances.  Mortgagor agrees to execute any further documents, and to take any further actions reasonably requested by Lender to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, and to effectuate the rights granted to Lender hereunder.

7.15.      Successors and Assigns.  This Mortgage and all provisions hereof shall extend to and be binding upon Mortgagor and its successors, grantees and assigns, any subsequent owner or owners of the Property and all Persons claiming under or through Mortgagor (but this clause shall not be construed as constituting the consent by Lender to the transfer of any interest in the Property), and the word “Borrowers” when used herein shall include all such Persons and all Persons liable for the payment of or performance of the Secured Obligations or any part thereof, whether or not such Persons shall have executed the Note or this Mortgage. The word “Lender”, when used herein, shall include the successors and assigns of Lender named herein, and the holder or holders, from time to time, of the Note, including any Holder subject to a Co-Lender Agreement. Lender may from time to time, without the consent of Mortgagor, sell, transfer, pledge, assign, convey or syndicate this Mortgage, the Loan and the Loan Documents (or any interest therein), and any and all servicing rights with respect thereto, and may grant participations in the Loan, delegate its duties and obligations under the Loan and the Loan Documents, split the Loan into multiple parts, or the Note into multiple component notes or tranches or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in rated or unrated public offerings or private placement. Mortgagor shall not assign or attempt to assign its rights under this Mortgage or any of the other Loan Documents or the Loan or delegate or attempt to delegate any of its duties or obligations under this Mortgage or any of the other Loan Documents or the Loan and any purported assignment or delegation shall be void.

7.16.      Modification; Consent.  No modification, waiver, amendment or discharge of this Mortgage or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought. Consent by Lender to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Lender’s consent to be obtained in any future or other instance.

7.17.      Maximum Principal Indebtedness Secured.    This Mortgage secures the following: (i) the Loan and Note in the principal amount of $30,000,000; and (iii) all of the other Secured Obligations; provided that notwithstanding anything to the contrary contained herein, enforcement of this Mortgage is limited to a principal debt amount of $20,000,000 under Chapter 287 of Minnesota Statutes together with such additional amounts as may be advanced or owing to Mortgagee and for which no mortgage registration tax is payable under Minnesota Statutes Chapter 287 or for which such tax has been paid (collectively, the “Maximum Principal Amount”). The Mortgagor further acknowledges and agrees that this Mortgage secures any and all advances made under the Note, Loan Agreement and any other Secured Obligations subject to the foregoing limitation and shall not be deemed to secure only the principal amount of particular advances or other amounts equal to the Maximum Principal Amount.

7.18.      After-Acquired Property.  To the extent permitted by, and subject to, applicable law, the lien of this Mortgage shall automatically attach, without further act, to all property hereafter acquired by Mortgagor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Property or any part thereof.

7.19.      Payment of Mortgage Registry Tax.  To the extent that any Mortgage Registry Tax (“MRT”) is due under Minn. Stat. Chapter 287 (as the same may be amended or recodified) with respect to this Mortgage, or any other tax is due upon the Indebtedness or this Mortgage, Mortgagor agrees to pay the MRT or other tax in full, whenever due, regardless on whom the MRT or other tax is imposed under said statute.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE

TO FOLLOW]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

MORTGAGOR:

WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a
Georgia limited liability company, its sole member

	By:	Wells Investment Management Company, LLC, its Manager

By: /s/ Kevin A. Hoover
Name: Kevin A. Hoover
Title: President

Signature Page to Mortgage

ACKNOWLEDGMENT

STATE OF Georgia	)
	)	SS
COUNTY OF Gwinnett	)

The foregoing instrument was executed on the 10 day of December, 2010 by Kevin A. Hoover, the President of Wells Investment Management Company, LLC, the Manager of Wells Mid-Horizon Value-Added Fund I, LLC, the sole member of WELLS VAF – 6000 NATHAN LANE, a Delaware limited liability company, on behalf of said entities.

/s/ Tamiko Motley
Notary Public

My Commission Expires:

April 1, 2014

Acknowledgment Page to Mortgage

EXHIBIT A

Description of Premises

Parcel 1:

Lot 4, Block 1, Bass Creek Business Park 4th Addition, Hennepin County, Minnesota. Torrens Certificate Number: 1190199

Parcel 2:

Non-exclusive watermain easement contained in the Grant of Easement recorded November 10, 1999 as Document No. 3224063, Hennepin County, Minnesota.

Parcel 3:

Non-exclusive watermain easement contained in the Grant of Easement recorded November 10, 1999 as Document No. 3224062, Hennepin County, Minnesota.

Parcel 4:

Non-exclusive appurtenant easements contained in the Declaration of Private Water Easement recorded October 21, 1998 as Document No. 3078700, Hennepin County, Minnesota, as amended by Amendment to Declaration of Private Water Easement recorded November 10, 1999 as Document No. 3224061, Hennepin County, Minnesota.